SECTION 1350 CERTIFICATION

Praxair, Inc. and Subsidiaries

EXHIBIT 32.02

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Praxair, Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 25, 2012	By: /s/ James S. Sawyer

James S. Sawyer
Executive Vice President and
Chief Financial Officer
(principal financial officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.